Exhibit 99.1

SPECIAL POWER OF ATTORNEY

The undersigned, Samuel P. Sears, Jr., does hereby constitute and appoint Bradley A. Haneberg, Esq. as the true and lawful attorney of the undersigned, and authorize and designate him to sign on behalf of the undersigned, and to file filings and any amendments thereto made by or on behalf of the undersigned in respect of the beneficial ownership of equity securities held by the undersigned, directly, indirectly or beneficially, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and rules and regulations under each of such laws. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with the Securities Act or the Exchange Act.

This Special Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Special Power of Attorney to be executed this 27th day of June, 2005.

/s/ Samuel P. Sears, Jr.
Samuel P. Sears, Jr.